UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2014

Firemans Contractors, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-54802	27-0811315
(Commission File Number)	(IRS Employer Identification No.)

2313 E Loop 820 N, Fort Worth, TX	76118
(Address of principal executive offices)	(Zip Code)

(800) 475-1479
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 5, 2014, the Company entered into a Settlement Agreement with Asher Enterprises, Inc., related to debts owed by the Company, which originated on September 10, 2012 and February 20, 2013. The Settlement Agreement released the Company from any and all allegations listed in the legal proceeding filed by Asher Enterprises, Inc. on February 5, 2014 in the State of New York. Pursuant to the Settlement Agreement, the Company is obligated to issue to Asher Enterprises a total of 45,000,000 shares of common stock of the Company. 39,000,000 shares were issued on May 5, 2014. Remaining 6,000,000 shares shall be issued no later than August 1, 2014, in full satisfaction of all liabilities due to Asher Enterprises, Inc. Upon the issuance of the shares and compliance with the Settlement Agreement, Asher Enterprises shall file a dismissal of the litigation proceeding.

Item 3.02 Unregistered Sales of Equity Securities

Information regarding unregistered sales not included in previous reports:

				Exemption
				from	Terms of
Date				regulation	conversion
Sold	Amount	Securities Sold	Consideration	claimed	or exercise
03/10/14	40,000,000	Common Stock	Debt Conversion - $ 8,000	Reg. D	None
05/05/14	39,000,000	Common Stock	Debt Conversion - $38,305	Reg. D	None

Item 9.01 Financial Statements and Exhibits

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Firemans Contractors, Inc.

Dated: May 8, 2014

By:	/s/ Renee Gilmore
Renee Gilmore
Principal Executive Officer
(Principal Executive Officer)

By:	/s/ Nikolay Frolov
Nikolay Frolov
Chief Financial Officer
(Principal Financial and Accounting Officer)